Exhibit 32.1
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                    Certification of Chief Executive Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         Pursuant to 18 U.S.C. ss.1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Avalon Digital Marketing Systems, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

         (i) the accompanying Quarterly Report on Form 10-QSB of the Company for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         Date: June 2, 2005                       /s/ DANIEL D. WALTER
                                                  --------------------------
                                                  Daniel D. Walter
                                                  Chief Executive Officer


         The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. ss.1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.